Exhibit 5.7

CONSENT OF STEPHEN G. MLOT, P. ENG., BENG, MCIM

In connection with the registration statement on Form F-80 filed under the United States Securities Act of 1933, as amended, by Teranga Gold Corporation (the “Corporation”), dated June 19, 2013, and any documents incorporated by reference therein (the “Registration Statement”), and the Schedule 14D-1F filed under the United States Securities Exchange Act of 1934, as amended, by the Corporation, dated June 19, 2013, and any documents incorporated by reference therein (the “Schedule”), the undersigned does hereby consent to references to my name and my involvement in the preparation of or supervision of the preparation of, the technical report entitled “Technical Report - Sabodala Gold Project, Senegal, West Africa”, dated December 31, 2011 (the “Technical Report”) in the Registration Statement and the Schedule and to the disclosure of the Technical Report and the extracts from, or summaries of, or references to the Technical Report in the Registration Statement and the Schedule.

Dated this 19th day of June, 2013.

/s/ Stephen G. Mlot
Name: Stephen G. Mlot